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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement of Ambient Corporation on Form S-8 (No. 333-112569) of our report dated February 20, 2004, relating to our audit of the consolidated financial statements of Ambient Corporation as of December 31, 2003 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Saddle Brook, New Jersey
March 30, 2004